Exhibit 32.2

Principal Financial Officer Certification

In connection with the quarterly report on Form 10-Q of Staples, Inc. (the “Company”) for the period ended July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John J. Mahoney, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN J. MAHONEY
Dated: August 17, 2004	John J. Mahoney
Executive Vice President, Chief Administrative Officer and Chief Financial Officer
(Principal Financial Officer)